Exhibit 99.1

Blue Nile Announces Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter Sales Increased 7.2% to $146.0 million
Fourth Quarter Earnings Per Diluted Share Total $0.38
Full Year Sales Increased 12.5% to $450.0 million
Full Year Earnings Per Diluted Share Total $0.85

SEATTLE, FEBRUARY 6, 2014 -- Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its fourth quarter and fiscal year ended December 29, 2013.
Net sales increased 7.2% to $146.0 million for the fourth quarter ended December 29, 2013 compared to $136.1 million for the fourth quarter ended December 30, 2012. Operating income for the fourth quarter 2013 totaled $7.2 million, representing an operating margin of 4.9% of net sales. Net income for the fourth quarter 2013 totaled $4.9 million, or $0.38 per diluted share. Non-GAAP adjusted EBITDA for the fourth quarter 2013 totaled $9.2 million.
Blue Nile reported net sales of $450.0 million for the fiscal year ended December 29, 2013 compared to $400.0 million for the fiscal year ended December 30, 2012, an increase of 12.5%. Operating income for the fiscal year ended December 29, 2013 was $14.3 million compared to $12.3 million for the fiscal year ended December 30, 2012. Net income for the fiscal year ended December 29, 2013 was $10.9 million and earnings per diluted share totaled $0.85. Non-GAAP adjusted EBITDA for the fiscal year ended December 29, 2013 was $22.4 million.
Net cash provided by operating activities totaled $23.4 million for the fiscal year ended December 29, 2013 compared to $34.4 million for the fiscal year ended December 30, 2012. Non-GAAP free cash flow for the fiscal year ended December 29, 2013 was $17.9 million compared to $31.9 million for the fiscal year ended December 30, 2012.
"Looking back at 2013, we are pleased with the continued momentum in the business and confident in our strategy to build long term growth.  We launched important initiatives that drove sales and improved the consumer experience.  This year, we will continue to enhance the experience across all platforms, expand exclusive product offers, elevate levels of customer service, and increase our global reach.  In 2012, we set a three year goal to re-energize the business.  Our performance over the past 20 months gives us confidence that exciting times are yet ahead for Blue Nile as we continue to reframe the business," said Harvey Kanter, Chairman, CEO and President.

Highlights

•
U.S. engagement net sales for the fourth quarter 2013 increased 6.9% to $78.7 million, compared to $73.6 million for the fourth quarter of 2012. U.S. engagement net sales for the fiscal year ended December 29, 2013 increased 12.9% to $255.8 million, compared to $226.6 million for the fiscal year ended December 30, 2012.

•
U.S. non-engagement net sales for the fourth quarter 2013 increased 8.0% to $45.9 million, compared to $42.5 million for the fourth quarter of 2012. U.S. non-engagement net sales for the fiscal year ended December 29, 2013 increased 8.9% to $121.0 million, compared to $111.0 million for the fiscal year ended December 30, 2012.

•
International net sales for the fourth quarter 2013 were $21.4 million, compared to $20.0 million for the fourth quarter 2012, an increase of 6.8%. International net sales for the fiscal year ended December 29, 2013 increased 17.3% to $73.2 million, compared to $62.4 million for the fiscal year ended December 30, 2012. Excluding the impact from changes in foreign exchange rates, international net sales increased 20.2% for the fiscal year ended December 29, 2013.

•
Gross profit for the fourth quarter 2013 totaled $27.2 million. As a percent of net sales, gross profit was 18.6% compared to 18.8% for the fourth quarter of 2012. Gross profit for the fiscal year ended December 29, 2013 totaled $83.7 million.

•
Selling, general and administrative expenses for the fourth quarter 2013 were $20.0 million, compared to $18.6 million in the fourth quarter of 2012. Selling, general and administrative expenses for the fiscal year ended December 29, 2013 were $69.3 million, compared to $62.8 million for the fiscal year ended December 30, 2012.

•	Earnings per diluted share included stock-based compensation expense of $0.06 for the fourth quarter of 2013 and 2012.

•
Net income for the fiscal year ended December 29, 2013 included an income tax benefit of $1.1 million or $0.08 per diluted share resulting from certain discrete tax items for the third quarter of 2013.

•	Cash and cash equivalents at the end of fiscal year 2013 totaled $115.9 million, compared to $87.0 million at the end of the fiscal year 2012.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of February 6, 2014. Actual results may be materially affected by many factors, such as consumer spending, economic conditions, product assortment and the various factors detailed below.
Expectations for the first quarter of 2014 (Quarter Ending March 30, 2014):

•	Net sales are expected to be between $102 million and $108 million.

•	Earnings per diluted share are projected at $0.05 to $0.09.
Expectations for the fiscal year 2014 (Year Ending January 4, 2015):
•Net sales are expected to be between $485 million and $520 million.

•	Earnings per diluted share are projected at $0.85 to $0.92.
Blue Nile reports fiscal results on a 52/53-week format. The Company's fiscal 2014 reporting period includes 53 weeks, with an additional week falling into the fourth quarter.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 30, 2012. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 29, 2013, which we expect to file with the Securities and Exchange Commission on or before March 14, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its fourth quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	December 29, 2013	December 30, 2012
Net Income	$4,931	$4,919

Income tax expense	2,315	2,636

Other income, net	(30)	(477)

Depreciation and amortization	778	752

Stock-based compensation	1,243	1,226

Non-GAAP Adjusted EBITDA	$9,237	$9,056

	Year ended	Year ended
	December 29, 2013	December 30, 2012
Net Income	$10,875	$8,392

Income tax expense	3,690	4,574

Other income, net	(257)	(679)

Depreciation and amortization	3,141	3,368

Stock-based compensation	4,948	4,967

Non-GAAP Adjusted EBITDA	$22,397	$20,622

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	December 29, 2013	December 30, 2012
Net cash provided by operating activities	$57,318	$55,425

Purchases of fixed assets, including internal-use software and website development	(1,419)	(430)

Non-GAAP free cash flow	$55,899	$54,995

	Year ended	Year ended
	December 29, 2013	December 30, 2012
Net cash provided by operating activities	$23,438	$34,444

Purchases of fixed assets, including internal-use software and website development	(5,528)	(2,525)

Non-GAAP free cash flow	$17,910	$31,919

The following table reconciles year-over-year total company sales as well as international net sales percentage increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended December 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis

International Sales	6.8%	(4.1)%	10.9%

Quarter ended December 30, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis

International Sales	26.8%	2.1%	24.7%

Year Ended December 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis

International Sales	17.3%	(2.9)%	20.2%

Year Ended December 30, 2012	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis

International Sales	11.7%	(0.9)%	12.6%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	December 29, 2013	December 30, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,942	$87,017
Trade accounts receivable	3,005	2,578
Other accounts receivable	521	907
Inventories	34,530	33,270
Deferred income taxes	1,038	926
Prepaid income taxes	247	—
Prepaids and other current assets	1,318	1,229
Total current assets	156,601	125,927
Property and equipment, net	10,188	7,876
Intangible assets, net	140	195
Deferred income taxes	5,470	7,786
Note receivable	2,000	2,000
Other investments	2,280	2,000
Other assets	246	117
Total assets	$176,925	$145,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,322	$116,209
Accrued liabilities	10,751	12,439
Current portion of long-term financing obligation	51	60
Current portion of deferred rent	279	246
Total current liabilities	133,403	128,954
Long-term financing obligation, less current portion	574	625
Deferred rent, less current portion	2,229	2,188
Other long term liabilities	114	25
Stockholders’ equity:
Common stock	22	21
Additional paid-in capital	223,261	197,282
Accumulated other comprehensive loss	(26)	(100)
Retained earnings	93,758	82,883
Treasury stock	(276,410)	(265,977)
Total stockholders’ equity	40,605	14,109
Total liabilities and stockholders’ equity	$176,925	$145,901

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net sales	$145,958	$136,121	$450,008	$400,035
Cost of sales	118,737	110,462	366,357	324,977
Gross profit	27,221	25,659	83,651	75,058
Selling, general and administrative expenses	20,005	18,581	69,343	62,771
Operating income	7,216	7,078	14,308	12,287
Other income, net
Interest income, net	23	28	107	133
Other income, net	7	449	150	546
Total other income, net	30	477	257	679
Income before income taxes	7,246	7,555	14,565	12,966
Income tax expense	2,315	2,636	3,690	4,574
Net income	$4,931	$4,919	$10,875	$8,392
Basic net income per share	$0.38	$0.39	$0.87	$0.64
Diluted net income per share	$0.38	$0.39	$0.85	$0.63

Shares used for computation (in thousands):
Basic	12,835	12,500	12,540	13,204
Diluted	13,030	12,757	12,760	13,427

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year ended
	December 29, 2013	December 30, 2012
Operating activities:
Net income	$10,875	$8,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,141	3,368
(Gain) Loss on disposal of property and equipment	(7)	45
Stock-based compensation	5,028	5,087
Deferred income taxes	2,204	1,030
Tax deficiency from exercise of stock options	(583)	(2,567)
Excess tax benefit from exercise of stock options	(361)	(37)
Changes in assets and liabilities:
Receivables	(41)	(323)
Inventories	(1,260)	(4,003)
Prepaid federal income taxes	(247)	—
Prepaid expenses and other assets	(218)	(180)
Accounts payable	6,432	20,392
Accrued liabilities	(1,688)	3,052
Other long term liabilities	89	25
Deferred rent and other	74	163
Net cash provided by operating activities	23,438	34,444
Investing activities:
Purchases of property and equipment	(5,528)	(2,525)
Purchases of other investments	(280)	(2,000)
Payments for note receivable	—	(2,000)
Net cash used in investing activities	(5,808)	(6,525)
Financing activities:
Repurchase of common stock	(10,433)	(38,850)
Proceeds from stock option exercises	21,377	8,572
Excess tax benefit from exercise of stock options	361	37
Principal payments under long-term financing obligation	(60)	(59)
Net cash provided by (used in) financing activities	11,245	(30,300)
Effect of exchange rate changes on cash and cash equivalents	50	7

Net increase (decrease) in cash and cash equivalents	28,925	(2,374)

Cash and cash equivalents, beginning of period	87,017	89,391
Cash and cash equivalents, end of period	$115,942	$87,017

	Year Ended
	December 29, 2013	December 30, 2012
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,965	$4,121
Cash paid for interest relating to long-term financing obligation	2	3
Non-cash investing and financing activities:
Payable for purchases of property and equipment	7	325